Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)        ☐

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

LOUISIANA-PACIFIC CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	93-0609074
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

414 Union Street, Suite 2000 Nashville, TN	37219
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a 29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 3rd day of September, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ SHARON K. MCGRATH
Name:	SHARON K. MCGRATH
Title:	VICE PRESIDENT

Exhibit 6

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the registration by Louisiana-Pacific Corporation of certain debt securities, the undersigned, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., hereby consents that reports of examinations of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 3, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Sharon K. McGrath
Name: Sharon K. McGrath Title: Vice President

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business March 31, 2009, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,267
Interest-bearing balances		88,233
Securities:
Held-to-maturity securities		22
Available-for-sale securities		444,137
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including
capitalized leases)		12,131
Other real estate owned		0
Investments in unconsolidated
subsidiaries and associated
companies		1
Not applicable
Intangible assets:
Goodwill		876,153
Other intangible assets		265,381
Other assets		153,750

Total assets		$1,841,075

LIABILITIES

Deposits:
In domestic offices		1,807
Noninterest-bearing	1,807
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		268,691
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		174,621
Total liabilities		445,119
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		269,980
Accumulated other comprehensive income		3,456
Other equity capital components		0
Total equity capital		1,395,956

Total liabilities, minority interest, and equity capital		1,841,075

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)